SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-K/A
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                               CURRENT REPORT
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                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  July 20, 1995
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                                  MESA INC.
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           (Exact name of registrant as specified in its charter)


            Texas                     1-10874               75-2394500
            -----                     -------               ----------
(State or other jurisdiction  (Commission File Number)    (IRS Employer
      of incorporation)                                 Identification No.)


        1400 Williams Square West
      5205 North O'Connor Boulevard
              Irving, Texas                                  75039
      -----------------------------                          -----
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  214/444-9001
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Item 5.  Other Events

     On July 20, 1995, the Board of Directors of MESA Inc. (the "Company") amended the Rights Agreement dated as of July 6, 1995 (as amended, the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent. The amendment amended the definition of the term "Permitted Offer" to reduce the percentage of the outstanding shares of Common Stock that the bidder together with its Affiliates and Associates (each as defined) must beneficially own immediately upon completion of such offer for it to be considered a Permitted Offer from 75% to 51%, and to clarify that the conditions to a Permitted Offer must be satisfied both at and after the commencement thereof.

     A copy of Amendment No. 1 to the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to an Amendment to Registration Statement on Form 8-A. A copy of Amendment No. 1 to the Rights Agreement is available free of charge from the Company and the Rights Agent. This summary description of the amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement (as amended), which is incorporated herein by reference.

     A copy of Amendment No. 1 to the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to this Report on Form 8-K. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement (as amended), which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

          4.1 Amendment No. 1 to the Rights Agreement dated as of July 20, 1995 between MESA Inc. and American Stock Transfer and Trust Company, as Rights Agent.


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                                  SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MESA INC.


Date: August 1, 1995            By: /s/ Stephen K. Gardner
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                                    Stephen K. Gardner
                                    Vice President and Chief Financial
                                    Officer